SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 19, 2001

Symantec Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-17781	77-0181864
(Commission File Number)	(IRS Employer Identification No.)

20330 Stevens Creek Boulevard, Cupertino, California	95014
(Address of Principal Executive Offices)	(Zip Code)

(408) 253-9600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5: Other Events

     On October 19, 2001, Symantec Corporation issued a press release announcing that it had priced a private offering of $525 million of its 3% convertible subordinated notes due November 1, 2006 (which amount does not give effect to an option granted to the initial purchaser to acquire an additional $75 million in principal amount of the notes). The offering was made only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended. A copy of the press release is filed as Exhibit 99.01 and incorporated herein by reference.

Item 7: Financial Statements and Exhibits

     (c)  Exhibits.

     The following exhibit is filed herewith:

     99.01 Press release of Symantec Corporation, dated October 19, 2001.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2001

SYMANTEC CORPORATION

	By:	/s/ Art Courville

Art Courville Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit

99.01	Press release of Symantec Corporation, dated October 19, 2001.